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                                                                    EXHIBIT 10.8

                         FIRST SUPPLEMENTAL INDENTURE
                        AMONG GOTHIC ENERGY CORPORATION,
                         GOTHIC ENERGY OF TEXAS, INC.,
                             GOTHIC GAS CORPORATION
                                      AND
                              THE BANK OF NEW YORK


         THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of the 23rd day of January 1998 by and between GOTHIC ENERGY CORPORATION, an Oklahoma corporation (the "Company") and GOTHIC ENERGY OF TEXAS, INC., an Oklahoma corporation, and GOTHIC GAS CORPORATION, an Oklahoma corporation (the "Initial Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").


                                   RECITALS:

         WHEREAS, the Company, the Initial Guarantors and the Trustee have entered into an indenture dated as of September 9, 1997 (the "Indenture"); (all terms defined in the Indenture shall have the same meanings in this Supplemental Indenture unless otherwise defined herein); and

         WHEREAS, the Company is entering into a series of transactions, including the acquisition by the Company of producing natural gas properties, located in the Anadarko and Arkomo Basins of Oklahoma, from Amoco Production Company, a subsidiary of Amoco Corporation (the "Amoco Acquisition,'); and

         WHEREAS, the purpose of the amendment to the Indenture described in this Supplemental Indenture is to permit the Company to incur indebtedness to complete the Amoco Acquisition and to collateralize such Indebtedness; and

         WHEREAS, Article IX of the Indenture provides a manner by which the Indenture may be amended, with the consent of the Holders of at least two-thirds in aggregate principal amount of the then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee; and

         WHEREAS, the Holders of at least two-thirds in aggregate principal amount of the outstanding Securities have delivered said consents to the Trustee and the Company; and

          WHEREAS, pursuant to and in accordance with Section 9.02 of the Indenture, and with the consent of the Holders of at least two-thirds in aggregate principal amount of the outstanding Securities, the Company, the Initial Guarantors and the Trustee have agreed to enter into this Supplemental Indenture;
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         NOW THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12 1/4% Series A and Series B Senior Notes due 2004:

          1.  Subject to Section 4 hereof, the following definition is added to
Section 1.01 of the Indenture:

               "Amoco Acquisition" means the acquisition by the Company pursuant to an agreement dated November 15, 1997 with Amoco Production Company of natural gas producing properties located in the Anadarko and Arkoma Basins of Oklahoma.

          2. Subject to Section 4 hereof, the definition of "Permitted Indebtedness" contained in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows;

               "Permitted Indebtedness" means (i) Indebetedness of the Company and its Subsidiaries outstanding as of the Issue Date plus Indebtedness incurred to consummate the Amoco Acquisition (less Net Cash Proceeds from an Equity Offering applied to permanently retire indebtedness incurred to consummate the Amoco Acquisition); (ii) indebtedness of the Company and its Subsidiaries that are, or will become, guarantors under a Bank Credit Facility as the same may be amended, refinanced or replaced, in a principal amount outstanding at any time not to exceed a principal amount equal to $30.0 million, plus related accrued interest and costs, less any Net Cash Proceeds applied in accordance with Section 4.11(b) to repay or prepay such Indebtedness that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum amount that may be borrowed thereunder; provided, however, that Indebtedness
                                      -----------------
          outstanding which was incurred to consummate the Amoco Acquisition shall reduce amounts available for incurrence under this subclause
          (ii); (iii) other indebtedness of the Company and its Subsidiaries in a principal amount not to exceed $10.0 million at any one time outstanding plus accrued interest thereon; (iv) Non-Recourse Indebtedness; (v) Indebtedness of the Company to any Wholly Owned Subsidiary of the Company and Indebtedness of any Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company; (vi) Permitted Company Refinancing Indebtedness; (vii) Permitted Subsidiary Refinancing Indebtedness; (viii) obligations under hedging arrangements that the Company and its Subsidiaries enter into in the ordinary course of business for the purpose of protecting their production against fluctuations in oil and natural gas prices;
          (ix) Indebtedness under the Securities; and (x) Indebtedness of a Subsidiary pursuant to a Guarantee of the Securities pursuant to
          Article X of this Indenture.

          3. Subject to Section 4 hereof, the definition of "Permitted Liens" contained in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

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               "Permitted Liens" means (i) Liens outstanding as of the Issue
          Date; (ii) Lien now or hereafter securing a Bank Credit Facility and bank Indebtedness incurred to consummate the Amoco Acquisition; (iii) Liens now or hereafter securing any interest rate hedging obligations so long as the related Indebtedness (a) constitutes Senior Indebtedness or (b) is, or is permitted to be under this Indenture, secured by a Lien on the same property securing such interest rate obligations; (iv) Liens now or hereafter securing any interest rate hedging obligations so long as the related Indebtedness (a) constitutes the Securities (or any Refinancing Indebtedness of the Company in respect thereof) or (b) is, or is permitted to be under the Indenture, secured by a Lien on the same property securing such interest rate hedging obligations; (v) Liens securing Indebtedness, the proceeds of which are used to refinance secured Indebtedness of the Company or its Subsidiaries; provided, that such Liens extend to
                                           --------
          or cover only the property or assets currently securing the Indebtedness being refinanced; (vi) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP; (vii) mechanics', workmen's, materialmen's, operators' or similar Liens arising in the ordinary course of business; (viii) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations; (ix) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (x) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Subsidiaries;
          (xi) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof, (xii) Liens on pipeline or pipeline facilities which arise out of operation of law; (xiii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xiv) (a) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Subsidiary, (b) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Subsidiary, or (c) Liens upon any property of a Person existing at the time such

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          Person becomes a Subsidiary; provided, that in each case such Lien has
                                       --------
          not been created in contemplation of such sale, merger, consolidation, transfer or acquisition; and provided that in each such case no such
                                       --------
          Lien shall extend to or cover any property of the Company or any
          Subsidiary other than the property being acquired and improvements thereon; (xv) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (xvi) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; (xvii) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices; provided, that (A) such Liens attach only to the property
                     --------
          so acquired with the purchase money indebtedness secured thereby and
          (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets; (xviii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (xix) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (xx) Liens securing obligations under hedging arrangements that the Company or any Subsidiary enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in oil and natural gas prices; and (xxi) Liens to secure Dollar-Denominated Production Payments and Volumetric Production Payments.

          4. Upon the execution and delivery of this Supplemental Indenture by the Company, the Initial Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall he bound thereby; provided, however, that Sections 1 through 3 hereof shall become
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operative upon the satisfaction (or waiver by the Company) of the conditions set forth in the Consent Solicitation Statement, dated January 7, 1998, as supplemented, that was provided to Holders of Securities in connection with the Company's solicitation of consents by such Holders to the amendments set forth herein. Upon the receipt by the Trustee of (i) an Officers' Certificate certifying that such conditions have been satisfied, or waived by the Company, and (ii) an Opinion of Counsel to the effect set forth in Section 9.06 of the Indenture, the amendments set forth herein shall become operative.

           5. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and the Supplemental Indenture shall

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henceforth be read and construed together. The Indenture as supplemented by this
Supplemental Indenture is in all respects confirmed and preserved.

           6. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provisions of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

           7. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           8. Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

          9. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

          10. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

          11. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                        GOTHIC ENERGY CORPORATION


                                        By: /s/ Michael Paulk
                                            -----------------
                                        Name:   Michael Paulk
                                        Title:  President


                                        GUARANTORS

                                        GOTHIC ENERGY OF TEXAS, INC.


                                        By: /s/ Michael Paulk
                                            -----------------
                                        Name:   Michael Paulk
                                        Title:  President


                                        GOTHIC GAS CORPORATION


                                        By: /s/ Michael Paulk
                                            -----------------
                                        Name:   Michael Paulk
                                        Title:  President


                                        THE BANK OF NEW YORK,
                                         as Trustee


                                        By: /s/ Van K. Brown
                                            ----------------
                                        Name:   Van K. Brown
                                        Title:  Assistant Vice President